UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2022, Trinseo PLC (the “Company”) held its Annual General Meeting of Shareholders. A total of 33,243,552 ordinary shares were present or represented by proxy, which accounted for approximately 91% of the shares entitled to vote at the Annual General Meeting. The Company’s shareholders voted on the following eight proposals and cast their votes as set forth below.

Annual General Meeting Proposal One: Election of Thirteen Directors

The Company’s shareholders approved the election of thirteen director nominees to serve a term expiring at the end of the 2023 annual general meeting of shareholders by the votes set forth in the table below:

Name	For	Against	Abstain	Broker Non-Votes
K’Lynne Johnson	30,863,945	247,228	9,444	2,122,935
Joseph Alvarado	30,628,312	484,434	7,871	2,122,935
Frank Bozich	30,998,267	114,769	7,581	2,122,935
Victoria Brifo	30,992,652	120,691	7,274	2,122,935
Jeffrey Cote	30,999,999	113,968	6,650	2,122,935
Pierre-Marie De Leener	30,995,078	117,937	7,602	2,122,935
Jeanmarie Desmond	30,997,897	115,577	7,143	2,122,935
Matthew Farrell	31,000,424	113,543	6,650	2,122,935
Sandra Beach Lin	30,863,039	251,146	6,432	2,122,935
Philip R. Martens	30,869,430	244,536	6,651	2,122,935
Donald T. Misheff	30,866,762	247,201	6,654	2,122,935
Henri Steinmetz	30,998,622	115,345	6,650	2,122,935
Mark Tomkins	30,870,048	243,829	6,740	2,122,935

Annual General Meeting Proposal Two: Approval, on an Advisory Basis, of the Company’s Named Executive Officers Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
30,457,769	634,074	28,774	2,122,935

Annual General Meeting Proposal Three: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2022, and to authorize, by binding vote, the Audit Committee of the Board to set its auditors’ remuneration by the votes set forth in the table below:

For	Against	Abstain
33,102,592	129,088	11,872

Annual General Meeting Proposal Four: Approval of Authority to Issue Shares

The Company’s shareholders approved the grant of authority of the Company’s Board of Directors to issue shares, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
30,934,745	167,970	17,902	2,122,935

Annual General Meeting Proposal Five: Approval of Authority to Opt Out of Statutory Pre-emption Rights

The Company’s shareholders approved the authority of the Company’s Board of Directors to opt out of statutory pre-emption rights, with respect to up to 10% of issued share capital, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
31,065,642	38,587	16,388	2,122,935

Annual General Meeting Proposal Six: Approval of Amendment to Memorandum and Articles of Association

The Company’s shareholders voted to approve an amendment to the Company’s memorandum and articles of association, as amended and restated on June 20, 2018 (the “Constitution”), to remove the existing class of preferred shares, among other changes which went into effect at the conclusion of the Annual General Meeting, by the votes set forth in the table below. The Constitution is attached hereto as Exhibit 3.1.

For	Against	Abstain	Broker Non-Votes
31,084,354	17,559	18,704	2,122,935

Annual General Meeting Proposal Seven: Approval of Price Range for Re-issuance of Treasury Shares

The Company’s shareholders approved the price range for the Company’s re-issuance of treasury shares, as described in the proxy statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
31,084,877	21,332	14,408	2,122,935

Annual General Meeting Proposal Eight: Approval of Omnibus Incentive Plan

The Company’s shareholders approved the amendment and restatement of the Company’s Omnibus Incentive Plan, by the votes set forth in the table below. The Amended & Restated Omnibus Incentive Plan is attached hereto as Exhibit 10.1.

For	Against	Abstain	Broker Non-Votes
30,392,706	716,133	11,778	2,122,935

ITEM 9.01	Exhibits.
3.1	Memorandum and Articles of Association of Trinseo PLC, as amended
10.1	Trinseo PLC Amended and Restated 2014 Omnibus Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: June 17, 2022